EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Annual Report on Form 10-KSB (the "Report") of One Link 4 Travel, Inc. (the "Company") for the year ended December 31, 2003, each of the undersigned, F. William Guerin, the President and Chief Executive Officer of the Company, and David J. Bolton, the Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

(1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  April 28, 2004                  /s/ F. William Guerin
----------------------                  ----------------------------------------
                                        F. William Guerin,
                                        President and Chief Executive Officer


Dated:  April 28, 2004                  /s/ David J. Bolton
----------------------                  ----------------------------------------
                                        David J. Bolton, Chief Financial Officer



                                    * * * * *

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission of its staff upon request.